Kilroy Realty
Supplemental Financial Report
Q1 2025
Exhibit 99.1
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KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------
LOS ANGELES, May 5, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for the first quarter ended
March 31, 2025.
“Despite market volatility over the last several months, we reported a strong start to 2025, with solid leasing activity during the quarter and growing momentum in our forward pipeline. Our high quality portfolio remains uniquely positioned to capitalize on the West Coast office recovery that is well underway,” commented Angela Aman, CEO. “In addition, subsequent to quarter end, we made important progress on the monetization of our future land bank, entering into an agreement to sell a portion of our Santa Fe Summit site in San Diego.”
Financial Results
•Revenues of $270.8 million for the quarter ended March 31, 2025, as compared to $278.6 million for the quarter ended March 31, 2024
•Net income available to common stockholders of $39.0 million, or $0.33 per diluted share, for the quarter ended March 31, 2025, as compared to
$49.9 million, or $0.42 per diluted share, for the quarter ended March 31, 2024
•Funds from operations (“FFO”) of $122.3 million, or $1.02 per diluted share, for the quarter ended March 31, 2025, as compared to $133.7 million, or
$1.11 per diluted share, for the quarter ended March 31, 2024
Leasing and Occupancy
•Stabilized portfolio was 81.4% occupied and 83.9% leased at March 31, 2025
•During the quarter, signed approximately 248,000 square feet of leases
◦Leasing activity was comprised of 98,000 square feet of new leasing on previously vacant space, 59,000 square feet of new leasing on currently occupied space, and 91,000 square feet of renewal leasing
▪Includes 4,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased 15.8% and 23.0%, respectively, from prior levels on second generation leasing, excluding short-term leasing
Development
•As previously disclosed, in January, received a temporary certificate of occupancy and progressed Kilroy Oyster Point Phase 2 from the under construction phase to the tenant improvement phase
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on April 9, 2025 to stockholders of record on March 31, 2025 (the ex-dividend date)
Recent Developments
•Subsequent to quarter end, entered into an agreement to sell a portion of the land at Santa Fe Summit for $38.0 million in gross proceeds. This transaction represents approximately five acres of the 22-acre site and is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026
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Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company is affirming Nareit-defined FFO per share guidance for the full year 2025 of $3.85 to $4.05 per diluted share. In addition to the assumptions detailed below, 2025 guidance continues to assume a range of outcomes related to the capitalization of interest expense and other carry costs on certain future development projects and assumes no impact from 2025 capital recycling activities.

Key Assumptions	February 2025 Assumptions	May 2025 Assumptions
Same Property Cash Net Operating Income (“NOI”) growth (1) (2)	(1.5%) to (3.0%)	(1.5%) to (3.0%)
Average full year occupancy	80% to 82%	80% to 82%
GAAP lease termination fee income	+/- $3 million	+/- $3 million
Non-Cash GAAP NOI adjustments (3)	$2 million to $5 million	$2 million to $5 million
General and administrative and Leasing costs	$83 million to $85 million	$83 million to $85 million
Interest income	+/- $6 million	+/- $6 million
Total development spending	$100 million to $200 million	$100 million to $200 million

	Full Year 2025 Range as of February 2025		Full Year 2025 Range as of May 2025
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.01	$1.22	$1.08	$1.29

Weighted average common shares outstanding - diluted (4)	118,775	118,775	118,765	118,765

Net income available to common stockholders	$120,000	$145,000	$128,000	$153,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,350	1,450	1,350	1,450
Net income attributable to noncontrolling interests in consolidated property partnerships	21,000	21,500	21,000	21,500
Depreciation and amortization of real estate assets	350,000	350,000	342,500	342,500
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,250)	(30,750)	(29,250)	(30,750)
Funds From Operations (2)	$463,100	$487,200	$463,600	$487,700

Weighted average common shares/units outstanding – diluted (5)	120,400	120,400	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$3.85	$4.05	$3.85	$4.05
________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from NOI and Cash NOI. Same Property Cash NOI growth guidance for 2025 excludes the impact of lease termination fees.
(2)For additional information, please refer to Management Statements on Non-GAAP Supplemental Measures on pages 35-37.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(5)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.  Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
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The Company’s guidance estimates for the full year 2025, and the reconciliation of net income available to common stockholders per share - diluted and
FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss first quarter results and the current business environment during the Company’s May 6, 2025 earnings conference call.  The call will begin at 10:00 a.m. Pacific Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=d84ce754&confId=80006. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/953639562.  It may be necessary to download audio software to hear the conference call.
The Post at Indeed Tower, Austin, TX
01
Corporate Data &
Financial Highlights
–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations & Funds Available for Distribution
–Supplemental Income Statement Detail
–Net Operating Income
–Same Property Net Operating Income Analysis (Cash Basis)
–EBITDAre
Jardine, Los Angeles, CA
Kilroy Realty Q1 2025 Supplemental Report | 2

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Company
Background
Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading
U.S. landlord and developer, with operations in San Diego, Los Angeles, the
San Francisco Bay Area, Seattle, and Austin. The Company has over seven decades of experience developing, acquiring and managing office, life science, and mixed-use real estate assets.
Office & Life Science Space
17.1
123
stabilized buildings
at 3/31/2025
million square feet
at 3/31/2025
81.4%
83.9%
occupied stabilized
portfolio at 3/31/2025
leased stabilized
portfolio at 3/31/2025
Residential Units
1,001
95.2%
residential units in the
LA & SD regions
average occupancy
at 3/31/2025

Investor Relations
12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Doug S. Bettisworth	VP, Corporate Finance

Board of Directors
Edward F. Brennan, PhD	Chair
Angela M. Aman
Daryl J. Carter
Jolie A. Hunt
Scott S. Ingraham
Louisa G. Ritter
Gary R. Stevenson
Peter B. Stoneberg
Executive and Senior Management Team
Angela M. Aman	Chief Executive Officer
Justin W. Smart	President
Jeffrey R. Kuehling	EVP, Chief Financial Officer and Treasurer
A. Robert Paratte	EVP, Chief Leasing Officer
Heidi R. Roth	EVP, Chief Administrative Officer
Sherrie S. Schwartz	EVP, Chief Human Resources Officer
Lauren N. Stadler	EVP, General Counsel and Secretary
Eliott L. Trencher	EVP, Chief Investment Officer
Merryl E. Werber	SVP, Chief Accounting Officer and Controller

Equity Research Coverage

Barclays	Brendan Lynch	(212) 526-9428
BofA Securities	Jana Galen	(646) 855-5042
BMO Capital Markets Corp.	John P. Kim	(212) 885-4115
BTIG	Thomas Catherwood	(212) 738-6140
Citigroup Investment Research	Seth Bergey	(212) 816-2066
Deutsche Bank Securities, Inc.	Omotayo Okusanya	(212) 250-9284
Evercore ISI	Steve Sakwa	(212) 446-9462
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Dylan Burzinski	(949) 640-8780
Jeffries LLC	Peter Abramowitz	(212) 336-7241
J.P. Morgan	Anthony Paolone	(212) 622-6682
Keybanc Capital Markets	Upal Rana	(917) 368-2316
Mizuho Securities USA LLC	Vikram Malhotra	(212) 282-3827
RBC Capital Markets	Mike Carroll	(440) 715-2649
Scotiabank	Nicholas Yulico	(212) 225-6904
Wells Fargo	Blaine Heck	(410) 662-2556
Wolfe Research	Andrew Rosivach	(646) 582-9250
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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Financial Highlights
(unaudited, $ in thousands, except per share amounts)

Three Months Ended
	3/31/2025		12/31/2024	9/30/2024	6/30/2024	3/31/2024

INCOME ITEMS:
Revenues	$270,844		$286,379	$289,938	$280,731	$278,581
Lease Termination Fees (1)	506		2,469	1,461	1,451	1,685
Capitalized Interest and Debt Costs	20,548		21,312	20,827	20,515	19,807
Capitalized Compensation Costs (2)	4,411		4,383	5,231	5,054	5,042
Other Capitalized Development Costs (3)	4,974		3,604	3,967	2,416	2,075
Non-Cash Amortization of Share-Based Compensation Awards	3,927		4,443	4,576	5,314	3,381
EARNINGS METRICS:
Net Income Available to Common Stockholders	$39,008		$59,460	$52,378	$49,211	$49,920
Net Operating Income (1)(4)	180,239		193,645	195,230	187,996	187,585
EBITDAre (5)	161,999		181,421	185,960	178,461	182,602
Company's Share of EBITDAre (5)	154,719		173,578	178,475	170,860	173,942
Company's Share of Adjusted EBITDAre(5)	153,585		168,788	168,787	160,776	160,752
Funds From Operations (6)	122,310		144,875	140,448	132,587	133,723
Funds Available for Distribution (6)	109,096		109,087	96,820	114,834	125,328
PER SHARE INFORMATION (7):
Net Income Available to Common Stockholders per common share – diluted	$0.33		$0.50	$0.44	$0.41	$0.42
Funds From Operations per common share – diluted (6)	1.02		1.20	1.17	1.10	1.11
Dividends declared per common share	0.54		0.54	0.54	0.54	0.54
RATIOS (8):
Net Operating Income Margin (1)	66.5%		67.6%	67.3%	67.0%	67.3%
Net Debt to Company's Share of EBITDAre Ratio (5)(8)	6.6x		6.4x	6.4x	6.4x	6.3x
Net Debt to Company's Share of Adjusted EBITDAre Ratio (5)(8)	6.9x		6.8x	6.9x	6.8x	6.6x
Fixed Charge Coverage Ratio - Net Income	0.9x	0 x	1.3x	1.1x	1.0x	1.0x
Fixed Charge Coverage Ratio - EBITDAre (5)	3.3x		3.5x	3.4x	3.3x	3.3x
Net Income Payout Ratio	147.6%		99.0%	111.6%	117.3%	114.9%
FFO / FAD Payout Ratio (6)	52.7% / 59.1%		44.4% / 59.0%	45.8% / 66.5%	48.3% / 55.7%	47.9% / 51.1%
STABILIZED PORTFOLIO INFORMATION:
Period End Occupancy Percentage	81.4%		82.8%	84.3%	83.7%	84.2%
Period End Leased Percentage	83.9%		84.9%	85.8%	85.4%	85.7%
Average Occupancy	81.4%		83.3%	84.1%	83.8%	84.5%
Lease Composition (Net / Gross) (9)	52% / 48%		52% / 48%	51% / 49%	51% / 49%	51% / 49%
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Note: Definitions for commonly used terms within this report are on pages 39-41 “Definitions Included in Supplemental”. Refer to pages 35-37 for Management Statements on Non-GAAP Supplemental Measures.
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income. Lease termination fees are presented on a GAAP basis and Net Operating Income as presented has been conformed to our new definition.
(2)Represents compensation costs capitalized to construction and development projects.
(3)Represents incidental property operating and carry costs capitalized to development projects.
(4)Refer to page 8 for a reconciliation of Cash Net Operating Income to GAAP Net Income Available to Common Stockholders and page 42 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating
Income.
(5)Refer to pages 10 and 43 for reconciliations of GAAP Net Income Available to Common Stockholders to EBITDAre.
(6)Refer to page 6 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 44 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(7)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(8)Ratios are calculated based on current quarter amounts unless otherwise noted. Net Debt to Company’s Share of EBITDAre ratios are calculated on a trailing-12 month basis. Refer to page 33 for the calculation of this ratio.
(9)Based upon annualized base rent, including 100% of consolidated property partnerships, as of the period end. Excludes leases at our three residential properties.
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Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

ASSETS:
Land and improvements	$1,750,820	$1,750,820	$1,750,820	$1,743,170	$1,743,170
Buildings and improvements	8,617,728	8,598,751	8,573,332	8,501,976	8,479,359
Undeveloped land and construction in progress	2,356,330	2,309,624	2,254,628	2,207,180	2,114,242
Total real estate assets held for investment	12,724,878	12,659,195	12,578,780	12,452,326	12,336,771
Accumulated depreciation and amortization	(2,900,113)	(2,824,616)	(2,747,494)	(2,671,141)	(2,594,996)
Total real estate assets held for investment, net	9,824,765	9,834,579	9,831,286	9,781,185	9,741,775
Cash and cash equivalents	146,711	165,690	625,395	835,893	855,007
Marketable securities	29,187	27,965	27,144	32,648	109,513
Current receivables, net	11,680	11,033	11,218	10,229	13,291
Deferred rent receivables, net	447,433	451,996	455,613	458,177	457,494
Deferred leasing costs and acquisition-related intangible assets, net	220,051	225,937	226,991	220,485	226,506
Right of use ground lease assets	128,949	129,222	129,492	129,760	130,026
Prepaid expenses and other assets, net	69,909	51,935	73,495	75,379	65,588
Total Assets	$10,878,685	$10,898,357	$11,380,634	$11,543,756	$11,599,200

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$596,806	$598,199	$599,478	$600,741	$601,990
Unsecured debt, net	4,001,036	3,999,566	4,401,678	4,519,796	4,518,297
Accounts payable, accrued expenses and other liabilities	292,354	285,011	354,785	361,759	401,892
Ground lease liabilities	128,227	128,422	128,606	128,787	128,966
Accrued dividends and distributions	64,990	64,850	64,844	65,118	65,111
Deferred revenue and acquisition-related intangible liabilities, net	137,538	142,437	151,670	160,284	166,436
Rents received in advance and tenant security deposits	77,749	71,003	71,033	73,013	73,777
Total liabilities	5,298,700	5,289,488	5,772,094	5,909,498	5,956,469
Equity:
Stockholders’ Equity
Common stock	1,183	1,181	1,181	1,174	1,174
Additional paid-in capital	5,210,415	5,209,653	5,203,195	5,216,699	5,208,753
Retained earnings	144,867	171,212	175,962	187,796	203,080
Total stockholders’ equity	5,356,465	5,382,046	5,380,338	5,405,669	5,413,007
Noncontrolling Interests
Common units of the Operating Partnership	52,105	52,472	52,441	52,985	53,087
Noncontrolling interests in consolidated property partnerships	171,415	174,351	175,761	175,604	176,637
Total noncontrolling interests	223,520	226,823	228,202	228,589	229,724
Total equity	5,579,985	5,608,869	5,608,540	5,634,258	5,642,731
Total Liabilities And Equity	$10,878,685	$10,898,357	$11,380,634	$11,543,756	$11,599,200

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Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Revenues
Rental income	$266,244	$281,355	$285,951	$275,919	$274,890
Other property income	4,600	5,024	3,987	4,812	3,691
Total revenues	270,844	286,379	289,938	280,731	278,581
Expenses
Property expenses	58,714	63,249	63,593	59,279	57,320
Real estate taxes	28,365	24,026	26,677	29,009	29,239
Ground leases	3,020	2,990	2,977	2,996	2,752
General and administrative expenses	16,901	16,977	17,981	18,824	17,292
Leasing costs	2,873	2,013	2,353	2,119	2,279
Depreciation and amortization	87,119	89,121	91,879	87,151	88,031
Total expenses	196,992	198,376	205,460	199,378	196,913
Other Income (Expenses)
Interest income	1,134	4,790	9,688	10,084	13,190
Interest expense	(31,148)	(33,245)	(36,408)	(36,763)	(38,871)
Other income (expense) (1)	(157)	(493)	(85)	(127)	(287)
Gain on sale of long-lived assets (2)	—	5,979	—	—	—
Total other expenses	(30,171)	(22,969)	(26,805)	(26,806)	(25,968)
Net Income	43,681	65,034	57,673	54,547	55,700
Net income attributable to noncontrolling common units of the Operating Partnership	(375)	(593)	(509)	(458)	(502)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,298)	(4,981)	(4,786)	(4,878)	(5,278)
Total income attributable to noncontrolling interests	(4,673)	(5,574)	(5,295)	(5,336)	(5,780)
Net Income Available To Common Stockholders	$39,008	$59,460	$52,378	$49,211	$49,920
Weighted average common shares outstanding – basic	118,195	118,047	117,830	117,375	117,338
Weighted average common shares outstanding – diluted	118,664	118,759	118,244	117,663	117,961
Net Income Available To Common Stockholders Per Share
Net income available to common stockholders per share – basic	$0.33	$0.50	$0.44	$0.41	$0.42
Net income available to common stockholders per share – diluted	$0.33	$0.50	$0.44	$0.41	$0.42
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(1)Commencing January 1, 2025, the Company began presenting a new line item,“Other income (expense)”, which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in general and administrative expenses. Historical amounts for general and administrative expenses and other income (expense) have been revised to conform with the current period presentation.
(2)During the three months ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
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Funds From Operations & Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

FUNDS FROM OPERATIONS (1):
Net income available to common stockholders	$39,008	$59,460	$52,378	$49,211	$49,920
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	375	593	509	458	502
Net income attributable to noncontrolling interests in consolidated property partnerships	4,298	4,981	4,786	4,878	5,278
Depreciation and amortization of real estate assets	85,735	87,536	90,243	85,589	86,460
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,106)	(7,695)	(7,468)	(7,549)	(8,437)
Funds From Operations (1)	$122,310	$144,875	$140,448	$132,587	$133,723
Weighted average common shares/units outstanding – basic (2)	119,750	119,521	119,702	120,034	119,660
Weighted average common shares/units outstanding – diluted (2)	120,220	120,234	120,115	120,322	120,283
FFO per common share/unit – basic (1)	$1.02	$1.21	$1.17	$1.10	$1.12
FFO per common share/unit – diluted (1)	$1.02	$1.20	$1.17	$1.10	$1.11

FUNDS AVAILABLE FOR DISTRIBUTION (1):
Funds From Operations (1)	$122,310	$144,875	$140,448	$132,587	$133,723
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(17,378)	(33,089)	(25,662)	(22,069)	(11,763)
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,688)	(4,065)	(4,213)	(4,358)	(6,502)
Straight-line rents, net	4,613	3,667	2,615	(634)	3,536
Amortization of net below market rents	(846)	(846)	(885)	(886)	(904)
Amortization of deferred financing costs and net debt discount/premium	1,219	1,650	1,926	1,560	1,757
Non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations (3)	3,927	4,443	(12,389)	5,889	3,381
Lease related adjustments and other (4)	(1,677)	(2,359)	(7,226)	830	1,216
Gain on sale of long-lived assets (5)	—	(5,979)	—	—	—
Adjustments attributable to noncontrolling interests in consolidated property partnerships	616	790	2,206	1,915	884
Funds Available for Distribution (1)	$109,096	$109,087	$96,820	$114,834	$125,328

________________________
(1)Refer to pages 35-37 for Management Statements on Non-GAAP Supplemental Measures. Reported per common share/unit amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(2)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts per share also include non-participating share-based awards and the dilutive impact of contingently issuable shares.
(3)The three months ended September 30, 2024 includes $17.1 million of cash retirement payments to our former CEO.
(4)Includes deferred income and lease incentives, net, deferred settlement and restoration fee income, deferred lease termination fee income, and other non-cash items.
(5)During the three months ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
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Supplemental Income Statement Detail
(unaudited, $ in thousands)

			Three Months Ended
			3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
	Revenues	Income Statement Category
*	Base rent	Rental income	$202,640	$204,705	$204,030	$202,649	$199,762
*	Tenant reimbursements	Rental income	46,313	47,621	51,846	49,427	48,304
*	Other revenues (1)	Rental income	15,630	18,707	17,314	13,819	17,893
	Deferred income and lease incentives, net (2)	Rental income	834	1,757	3,958	1,921	2,296
	Amortization of deferred revenue related to tenant- funded tenant improvements	Rental income	3,688	4,065	4,213	4,358	6,502
	Straight-line rents, net	Rental income	(4,613)	(3,667)	(2,615)	634	(3,536)
	Amortization of net below market rents	Rental income	846	846	885	886	904
*	Settlement and restoration fee income	Rental income	63	6,709	3,002	1,039	815
	Deferred settlement and restoration fee income	Rental income	337	(1,857)	1,857	(265)	265
	Cash lease termination fee income	Rental income	—	10	50	2,465	3,851
	Deferred lease termination fee income	Rental income	506	2,459	1,411	(1,014)	(2,166)
*	Other property income (3)	Other property income	4,600	5,024	3,987	4,812	3,691
	Total Revenues		$270,844	$286,379	$289,938	$280,731	$278,581

________________________
•Component of Cash Net Operating Income
(1)Primarily composed of residential income, contractual parking income, and revenues deemed uncollectible.
(2)Includes non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(3)Primarily composed of transient parking income.
Kilroy Realty Q1 2025 Supplemental Report | 8

Where Innovation Works

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Cash Operating Revenues:
Base rent	$202,640	$204,705	$204,030	$202,649	$199,762
Tenant reimbursements	46,313	47,621	51,846	49,427	48,304
Other revenues (2)	15,630	18,707	17,314	13,819	17,893
Settlement and restoration fee income	63	6,709	3,002	1,039	815
Other property income (3)	4,600	5,024	3,987	4,812	3,691
Total cash operating revenues	269,246	282,766	280,179	271,746	270,465
Cash Operating Expenses:
Property expenses	58,714	63,245	63,579	59,264	57,290
Real estate taxes	28,365	24,026	26,677	29,009	29,239
Ground leases	2,942	2,902	2,891	2,908	2,660
Total cash operating expenses	90,021	90,173	93,147	91,181	89,189
Cash Net Operating Income (4)	179,225	192,593	187,032	180,565	181,276
Deferred income and lease incentives, net (5)	834	1,757	3,958	1,921	2,296
Amortization of deferred revenue related to tenant-funded tenant improvements	3,688	4,065	4,213	4,358	6,502
Straight-line rents, net	(4,613)	(3,667)	(2,615)	634	(3,536)
Amortization of net below market rents	846	846	885	886	904
Deferred settlement and restoration fee income	337	(1,857)	1,857	(265)	265
Other (6)	(78)	(92)	(100)	(103)	(122)
Net Operating Income (4)	180,239	193,645	195,230	187,996	187,585
Lease termination fees (1)	506	2,469	1,461	1,451	1,685
General and administrative expenses	(16,901)	(16,977)	(17,981)	(18,824)	(17,292)
Leasing costs	(2,873)	(2,013)	(2,353)	(2,119)	(2,279)
Other income (expense) (7)	(157)	(493)	(85)	(127)	(287)
Interest income	1,134	4,790	9,688	10,084	13,190
Interest expense	(31,148)	(33,245)	(36,408)	(36,763)	(38,871)
Depreciation and amortization	(87,119)	(89,121)	(91,879)	(87,151)	(88,031)
Gain on sale of long-lived assets	—	5,979	—	—	—
Net Income	$43,681	$65,034	$57,673	$54,547	$55,700
________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. Lease termination fees are presented on a GAAP basis and Net Operating
Income and Cash Net Operating Income as presented has been conformed to our new definition.
(2)Primarily composed of residential income, contractual parking income, and revenues deemed uncollectible.
(3)Primarily composed of transient parking income.
(4)Refer to page 35-37 for Management Statements on Non-GAAP Supplemental Measures and page 42 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(5)Includes non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(6)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(7)Commencing January 1, 2025, the Company began presenting a new line item,“Other income (expense)”, which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in general and administrative expenses. Historical amounts for general and administrative expenses and other income (expense) have been revised to conform with the current period presentation.
Kilroy Realty Q1 2025 Supplemental Report | 9

Where Innovation Works

Same Property Net Operating Income Analysis (Cash Basis)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2025	2024	% Contribution

Total Same Property Portfolio (1)
Number of properties	121	121
Square Feet	17,032,086	17,032,086
Average Occupancy (2)	81.3%	84.3%
Percent of Stabilized Portfolio (3)	99.4%

Cash Operating Revenues:
Base rent	$201,092	$199,399	0.9%
Tenant reimbursements	46,139	48,304	(1.2)%
Other revenues (4)	15,710	18,118	(1.3)%
Settlement and restoration fee income	63	815	(0.4)%
Other property income (5)	4,343	3,580	0.4%
Total cash operating revenues	267,347	270,216	(1.6)%
Cash Operating Expenses:
Property expenses	58,082	57,012	(0.6)%
Real estate taxes	27,456	28,752	0.7%
Ground leases	2,943	2,660	(0.1)%
Total cash operating expenses	88,481	88,424	0.0%
Cash Net Operating Income (6)(7)(8)	$178,866	$181,792	(1.6)%

________________________
(1)Same Property is defined as all properties owned and included in our stabilized portfolio as of January 1, 2024 and still owned and included in the stabilized portfolio as of March 31, 2025. Same Property includes 100%
of consolidated property partnerships as well as our three residential properties.
(2)Calculated as the average of the daily ending occupancy percentages.
(3)Based on rentable square feet at the end of the period.
(4)Primarily composed of residential income, contractual parking income, and revenues deemed uncollectible.
(5)Primarily composed of transient parking income.
(6)For same property cash basis, restoration and settlement fee income is recognized in the period in which they are received, which may not correspond to the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(7)Refer to pages 35-37 for Management Statements on Non-GAAP Supplemental Measures. Refer to page 42 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Property Cash Net
Operating Income.
(8)Commencing January 1, 2025, the Company began excluding lease termination fees from Same Property Cash Net Operating Income. Same Property Cash Net Operating Income as presented has been conformed to our new definition.
Kilroy Realty Q1 2025 Supplemental Report | 10

Where Innovation Works

EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net Income Available to Common Stockholders	$39,008	$59,460	$52,378	$49,211	$49,920
Interest expense	31,148	33,245	36,408	36,763	38,871
Depreciation and amortization	87,119	89,121	91,879	87,151	88,031
Taxes (2)	51	—	—	—	—
EBITDA	157,326	181,826	180,665	173,125	176,822
Net income attributable to noncontrolling common units of the Operating Partnership	375	593	509	458	502
Net income attributable to noncontrolling interests in consolidated property partnerships	4,298	4,981	4,786	4,878	5,278
Gain on sales of long-lived assets	—	(5,979)	—	—	—
EBITDAre	161,999	181,421	185,960	178,461	182,602
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,280)	(7,843)	(7,485)	(7,601)	(8,660)
Company's share of EBITDAre	154,719	173,578	178,475	170,860	173,942
Interest income	(1,134)	(4,790)	(9,688)	(10,084)	(13,190)
Company's share of Adjusted EBITDAre	$153,585	$168,788	$168,787	$160,776	$160,752

________________________
(1)Refer to pages 35-37 for Management Statements on non-GAAP supplemental measures.
(2)Commencing in January 1, 2025, the Company began adjusting for taxes which are included in Other income (expense) on the Company’s consolidated income statement.
Indeed Tower, Austin, TX
02
Portfolio Data
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2025 Operating Property Acquisitions
–2025 Operating Property Dispositions
–Consolidated Ventures (Noncontrolling Property Partnerships)
Kilroy Realty Q1 2025 Supplemental Report | 12

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region (1) (2)
(unaudited)

	Portfolio Breakdown		Total Rentable Square Feet (3)	Occupied at		Leased at (4)
	YTD NOI %	Rentable Square Feet %		3/31/2025	12/31/2024	3/31/2025	12/31/2024

LOS ANGELES
Hollywood / West Hollywood	8.2%	8.1%	1,383,563	85.1%	84.7%	86.2%	85.5%
El Segundo	2.7%	6.4%	1,103,595	68.5%	72.8%	70.4%	73.6%
Long Beach	2.5%	5.6%	957,706	80.2%	84.6%	87.1%	91.9%
West Los Angeles	1.9%	4.3%	729,231	58.5%	60.0%	58.5%	60.0%
Culver City	0.0%	1.0%	166,207	15.2%	18.6%	36.4%	33.9%
Total Los Angeles	15.3%	25.4%	4,340,302	72.7%	75.0%	75.8%	77.6%
SAN DIEGO
Del Mar	12.2%	11.0%	1,890,895	92.8%	97.3%	93.9%	98.2%
I-15 Corridor	1.4%	2.5%	427,764	84.3%	76.6%	86.6%	84.5%
Little Italy / Point Loma	0.5%	1.9%	319,879	51.5%	49.7%	52.6%	52.0%
University Towne Center	1.9%	1.3%	231,060	100.0%	100.0%	100.0%	100.0%
Total San Diego	16.0%	16.7%	2,869,598	87.5%	89.2%	88.7%	91.2%
SAN FRANCISCO BAY AREA
San Francisco CBD	25.0%	19.8%	3,400,600	79.8%	80.5%	80.4%	81.1%
Silicon Valley	8.4%	7.5%	1,286,100	94.1%	94.1%	94.1%	94.1%
South San Francisco	9.4%	4.7%	806,109	100.0%	100.0%	100.0%	100.0%
Other Peninsula	5.8%	4.0%	677,786	92.3%	94.6%	92.3%	98.0%
Total San Francisco Bay Area	48.6%	36.0%	6,170,595	86.8%	87.4%	87.1%	88.1%
SEATTLE
Lake Union / Denny Regrade	10.1%	12.1%	2,077,052	74.3%	74.3%	79.1%	77.1%
Bellevue	5.6%	5.4%	919,295	88.3%	94.5%	98.6%	99.0%
Total Seattle	15.7%	17.5%	2,996,347	78.6%	80.5%	85.1%	83.8%
AUSTIN
Austin CBD	4.4%	4.4%	758,975	76.4%	74.7%	81.5%	80.6%
Total Austin	4.4%	4.4%	758,975	76.4%	74.7%	81.5%	80.6%
Total Stabilized Portfolio	100.0%	100.0%	17,135,817	81.4%	82.8%	83.9%	84.9%

Average Occupancy (5)
Quarter-to-Date
81.4%
________________________
(1)Excludes residential properties.
(2)Buildings within a campus of properties are analyzed at the campus level.
(3)Occupied and leased percentage calculations presented throughout this report are based on rentable square feet at the end of the period, inclusive of all remeasurements that occurred during the period.
(4)Leases with a lease term of less than one year are included in the leased percentage upon lease commencement.
(5)Calculated as the average of the daily ending occupancy percentages.
Kilroy Realty Q1 2025 Supplemental Report | 13

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		3/31/2025	12/31/2024	3/31/2025	12/31/2024

LOS ANGELES, CALIFORNIA
1350 Ivar Avenue	On Vine	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	On Vine	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	On Vine	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	On Vine	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
1500 N. El Centro Avenue	Columbia Square	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Columbia Square	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Columbia Square	Hollywood / West Hollywood	264,430	98.3%	98.3%	98.3%	98.3%
6115 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	26,238	46.0%	23.8%	71.1%	48.9%
6121 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	93,418	100.0%	100.0%	100.0%	100.0%
6255 W. Sunset Boulevard	Sunset Media Center	Hollywood / West Hollywood	325,772	59.0%	59.0%	60.2%	59.0%
8560 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	76,359	93.6%	93.6%	100.0%	100.0%
8570 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	49,276	99.0%	99.0%	99.0%	99.0%
8580 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	6,875	0.0%	0.0%	0.0%	0.0%
8590 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	56,750	99.7%	99.7%	99.7%	99.7%
2240 E. Imperial Highway	Kilroy Airport Center	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	37.7%	46.2%	37.7%	46.2%
2260 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	909 & 999 N. Pacific Coast Highway	El Segundo	244,880	63.3%	72.2%	67.3%	72.2%
999 N. Pacific Coast Highway	909 & 999 N. Pacific Coast Highway	El Segundo	138,389	48.7%	48.7%	56.3%	54.4%
3750 Kilroy Airport Way	Aero	Long Beach	10,718	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Aero	Long Beach	166,761	80.4%	80.4%	80.4%	80.4%
3780 Kilroy Airport Way	Aero	Long Beach	221,452	98.1%	96.6%	98.1%	98.1%
3800 Kilroy Airport Way	Aero	Long Beach	192,476	93.5%	93.5%	93.5%	93.5%
3840 Kilroy Airport Way	Aero	Long Beach	138,441	77.6%	77.6%	98.3%	98.3%
3880 Kilroy Airport Way	Aero	Long Beach	96,923	51.9%	51.9%	90.8%	90.8%
3900 Kilroy Airport Way	Aero	Long Beach	130,935	51.9%	87.3%	51.9%	87.3%
12100 W. Olympic Boulevard	Westside Media Center	West Los Angeles	155,679	68.7%	74.1%	68.7%	74.1%
12200 W. Olympic Boulevard	Westside Media Center	West Los Angeles	154,544	32.0%	32.0%	32.0%	32.0%
12233 W. Olympic Boulevard	Tribeca West	West Los Angeles	156,746	52.4%	54.0%	52.4%	54.0%
12312 W. Olympic Boulevard	Westside Media Center	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
2100/2110 Colorado Avenue	Santa Monica Media Center	West Los Angeles	104,853	55.4%	55.4%	55.4%	55.4%
501 Santa Monica Boulevard	501 Santa Monica Boulevard	West Los Angeles	78,509	65.0%	65.0%	65.0%	65.0%
3101-3243 La Cienega Boulevard	Blackwelder	Culver City	166,207	15.2%	18.6%	36.4%	33.9%
Total Los Angeles			4,340,302	72.7%	75.0%	75.8%	77.6%

Kilroy Realty Q1 2025 Supplemental Report | 14

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		3/31/2025	12/31/2024	3/31/2025	12/31/2024

SAN DIEGO, CALIFORNIA
12225 El Camino Real	Carmel Valley Corporate Center	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Carmel Valley Corporate Center	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	Del Mar Corporate Centre	Del Mar	109,307	100.0%	100.0%	100.0%	100.0%
12390 El Camino Real	Del Mar Corporate Centre	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	One Paseo	Del Mar	75,035	100.0%	100.0%	100.0%	100.0%
12780 El Camino Real	One Paseo	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	One Paseo	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	One Paseo	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	One Paseo	Del Mar	92,042	100.0%	100.0%	100.0%	100.0%
12348 High Bluff Drive	Del Mar Tech Center	Del Mar	39,192	51.5%	51.5%	51.5%	51.5%
12400 High Bluff Drive	Del Mar Corporate Centre	Del Mar	216,518	100.0%	100.0%	100.0%	100.0%
12707 High Bluff Drive *	Junction Del Mar	Del Mar	59,245	86.5%	93.5%	94.6%	100.0%
12777 High Bluff Drive *	Junction Del Mar	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
3579 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	54,960	94.7%	94.7%	100.0%	94.7%
3611 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	124,756	34.2%	100.0%	34.2%	100.0%
3721 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	117,777	90.3%	90.3%	94.8%	94.8%
3811 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	One Paseo	Del Mar	95,871	86.3%	86.3%	94.1%	94.1%
13480 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	143,402	62.0%	56.7%	68.8%	60.6%
13500 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	137,661	100.0%	100.0%	100.0%	100.0%
13520 Evening Creek Drive North	Kilroy Sabre Springs	I-15 Corridor	146,701	91.4%	74.2%	91.4%	93.4%
2100 Kettner Boulevard	2100 Kettner	Little Italy / Point Loma	212,423	32.9%	30.2%	34.5%	33.7%
2305 Historic Decatur Road	Kilroy Liberty Station	Little Italy / Point Loma	107,456	88.3%	88.3%	88.3%	88.3%
9455 Towne Centre Drive	9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive	9514 Towne Centre Drive	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
Total San Diego			2,869,598	87.5%	89.2%	88.7%	91.2%

________________________
*      Excluded from our Same Property portfolio.
Kilroy Realty Q1 2025 Supplemental Report | 15

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		3/31/2025	12/31/2024	3/31/2025	12/31/2024

SAN FRANCISCO BAY AREA, CALIFORNIA
100 Hooper Street	100 Hooper	San Francisco CBD	417,914	95.5%	95.5%	100.0%	100.0%
100 First Street	100 First Street	San Francisco CBD	480,457	93.6%	93.6%	93.6%	93.6%
303 Second Street	303 Second Street	San Francisco CBD	784,658	70.4%	73.5%	70.4%	73.5%
201 Third Street	201 Third Street	San Francisco CBD	346,538	25.5%	25.5%	26.1%	25.5%
360 Third Street	360 Third Street	San Francisco CBD	436,357	66.6%	66.6%	66.6%	66.6%
250 Brannan Street	The Brannans	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	The Brannans	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	The Brannans	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	The Brannans	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Mission Street	350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
1290-1300 Terra Bella Avenue	Terra Bella	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Page Mill / Porter	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Page Mill / Porter	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
505 Mathilda Avenue	Mathilda Campus	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
555 Mathilda Avenue	Mathilda Campus	Silicon Valley	212,322	100.0%	100.0%	100.0%	100.0%
599 Mathilda Avenue	Mathilda Campus	Silicon Valley	76,031	0.0%	0.0%	0.0%	0.0%
605 Maude Avenue	Mathilda Campus	Silicon Valley	162,785	100.0%	100.0%	100.0%	100.0%
345 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	65,340	100.0%	100.0%	100.0%	100.0%
350 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	43,600	69.4%	69.4%	69.4%	69.4%
4300 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,430	38.8%	63.5%	38.8%	100.0%
4500 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Menlo Park Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
900 Jefferson Avenue	Crossing 900	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Crossing 900	Other Peninsula	119,616	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area			6,170,595	86.8%	87.4%	87.1%	88.1%

Kilroy Realty Q1 2025 Supplemental Report | 16

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		3/31/2025	12/31/2024	3/31/2025	12/31/2024

SEATTLE, WASHINGTON
333 Dexter Avenue North	333 Dexter	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	141,860	44.8%	44.8%	64.5%	64.5%
801 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	112,487	85.6%	85.6%	100.0%	100.0%
320 Westlake Avenue North	Westlake Terry	Lake Union / Denny Regrade	184,644	96.1%	96.1%	100.0%	96.1%
321 Terry Avenue North	Westlake Terry	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	401 Terry	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
2001 8th Avenue	West8	Lake Union / Denny Regrade	535,395	19.5%	19.5%	28.3%	22.0%
601 108th Avenue NE	Key Center	Bellevue	490,738	97.9%	98.7%	97.9%	98.7%
10900 NE 4th Street	Skyline Tower	Bellevue	428,557	77.4%	89.7%	99.3%	99.3%
Total Seattle			2,996,347	78.6%	80.5%	85.1%	83.8%
AUSTIN, TEXAS
200 W. 6th Street	Indeed Tower	Austin CBD	758,975	76.4%	74.7%	81.5%	80.6%
Total Austin			758,975	76.4%	74.7%	81.5%	80.6%
Total Stabilized Portfolio			17,135,817	81.4%	82.8%	83.9%	84.9%

				Average Residential Occupancy
				Quarter-to-Date
RESIDENTIAL PROPERTIES	Campus	Submarket	Total No. of Units	3/31/2025	12/31/2024

LOS ANGELES, CALIFORNIA
1550 N. El Centro Avenue	Columbia Square Living	Hollywood	200	97.6%	90.3%
6390 De Longpre Avenue	Jardine	Hollywood	193	94.3%	92.7%
SAN DIEGO, CALIFORNIA
3200 Paseo Village Way	One Paseo Living	Del Mar	608	94.6%	92.7%
Total Residential Properties			1,001	95.2%	92.2%

Kilroy Realty Q1 2025 Supplemental Report | 17

Where Innovation Works

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. / Year (3)	Changes in GAAP Rents (4)	Changes in Cash Rents (5)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (6)	18	14	114,580	87,801	202,381	66	$51.62	$9.39	(15.8)%	(23.0)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (6)	3	—	41,808	—	41,808	67	$144.61	$25.90
Total	21	14	156,388	87,801	244,189

Retention Rate Calculations (6)	Quarter to Date

Retention Rate	19.3%
Retention Rate, including subtenants	33.9%

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three months ended March 31, 2025, we signed 4,363 square feet of leases with a lease term of less than one year.
(2)During the three months ended March 31, 2025, 4 new leases totaling 9,388 square feet were signed and commenced as of March 31, 2025.
(3)Includes tenant improvement costs and third-party leasing commissions.  Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(5)Calculated as the change between the expiring cash rent and the new cash rent for the same space. Space that was vacant when the property was acquired is excluded from our change in rents calculations to provide a more meaningful market comparison.
(6)Refer to pages 39-41 “Definitions Included in Supplemental.”
Kilroy Realty Q1 2025 Supplemental Report | 18

Where Innovation Works

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Quarter to Date
	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

2nd Gen Capital Expenditures: (1) (2) (3)
Capital Improvements	$6,635	$13,935	$11,734	$10,029	$4,962
Tenant Improvements & Leasing Commissions	10,743	19,154	13,928	12,040	6,801
Total	$17,378	$33,089	$25,662	$22,069	$11,763

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	11.6%

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

Major Repositioning Capital Expenditures: (1) (3) (4)
Capital Improvements	$93	$1,716	$4,301	$9,940	$7,130
Tenant Improvements & Leasing Commissions	—	—	—	—	89
Total	$93	$1,716	$4,301	$9,940	$7,219

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

1st Gen Capital Expenditures: (1)
Tenant Improvements & Leasing Commissions	$3,914	$2,259	$1,431	$3,773	$10,063
Total	$3,914	$2,259	$1,431	$3,773	$10,063

________________________
(1)Refer to pages 39-41 “Definitions Included in Supplemental.”
(2)Includes 100% of capital expenditures of consolidated property partnerships.
(3)Tenant improvements and leasing commissions for projects classified as major repositioning are captured in 2nd Gen capital expenditures.
(4)This category represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
Kilroy Realty Q1 2025 Supplemental Report | 19

Where Innovation Works

Stabilized Portfolio Lease Expiration Summary (1)(2)
($ in thousands, except for annualized base rent per sq. ft.)

# of Expiring Leases	53	77	75	62	51	60	51	18	11	19	22
% of Total Leased Sq. Ft.	3.3%	13.9%	7.9%	8.6%	9.0%	12.3%	16.9%	8.2%	7.3%	5.1%	7.5%
Annualized Base Rent (“ABR”) (4)	$22,269	$89,927	$43,722	$72,128	$67,270	$100,064	$148,317	$74,782	$58,533	$47,250	$62,052
% of Total ABR	2.8%	11.4%	5.6%	9.2%	8.6%	12.7%	18.9%	9.5%	7.4%	6.0%	7.9%
ABR per Sq. Ft.	$49.76	$47.33	$40.53	$61.34	$54.61	$59.40	$64.02	$66.23	$58.79	$67.87	$60.21
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Represents all in-place leases as of
March 31, 2025, except intercompany leases.
(2)Adjusting for leasing transactions executed as of March 31, 2025 but not yet commenced, the 2025 and 2026 expirations would be reduced by 85,975 and 430,644 square feet, respectively.
(3)Includes an approximately 110,000 square foot lease with DermTech’s successor entity. The Company recently signed an approximately 29,000 square foot lease with this tenant effective in Q2 2025.
(4)Includes 100% of annualized base rent of consolidated property partnerships.
Kilroy Realty Q1 2025 Supplemental Report | 20

Where Innovation Works

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized base rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Base Rent per Sq. Ft.

2025	Los Angeles	33	148,154	1.1%	$6,095	0.8%	$41.14
	San Diego	8	62,094	0.5%	3,805	0.5%	61.28
	San Francisco Bay Area	6	97,127	0.7%	6,889	0.8%	70.93
	Seattle	6	140,196	1.0%	5,480	0.7%	39.09
	Austin	—	—	—%	—	—%	—
	Total	53	447,571	3.3%	$22,269	2.8%	$49.76

2026	Los Angeles	32	518,691	3.8%	$21,436	2.7%	$41.33
	San Diego	12	165,150	1.2%	9,158	1.2%	55.45
	San Francisco Bay Area	19	916,098	6.7%	46,765	5.9%	51.05
	Seattle	14	300,068	2.2%	12,568	1.6%	41.88
	Austin	—	—	—%	—	—%	—
	Total	77	1,900,007	13.9%	$89,927	11.4%	$47.33

2027	Los Angeles	40	735,435	5.4%	$27,002	3.4%	$36.72
	San Diego	20	167,423	1.2%	8,026	1.0%	47.94
	San Francisco Bay Area	6	95,460	0.7%	5,619	0.8%	58.86
	Seattle	9	80,488	0.6%	3,075	0.4%	38.20
	Austin	—	—	—%	—	—%	—
	Total	75	1,078,806	7.9%	$43,722	5.6%	$40.53

2028	Los Angeles	29	156,002	1.1%	$8,305	1.1%	$53.24
	San Diego	13	217,942	1.6%	12,328	1.5%	56.57
	San Francisco Bay Area	11	733,777	5.4%	49,352	6.3%	67.26
	Seattle	9	68,147	0.5%	2,143	0.3%	31.45
	Austin	—	—	—%	—	—%	—
	Total	62	1,175,868	8.6%	$72,128	9.2%	$61.34

2029	Los Angeles	15	331,091	2.4%	$19,431	2.5%	$58.69
	San Diego	19	258,983	1.9%	13,711	1.7%	52.94
	San Francisco Bay Area	7	429,602	3.1%	24,827	3.2%	57.79
	Seattle	9	208,044	1.6%	9,066	1.2%	43.58
	Austin	1	4,211	—%	235	—%	—
	Total	51	1,231,931	9.0%	$67,270	8.6%	$54.61

2030 and Beyond	Los Angeles	48	1,184,318	8.8%	$67,070	8.7%	$56.63
	San Diego	58	1,518,548	10.9%	95,047	12.1%	62.59
	San Francisco Bay Area	38	3,048,426	22.3%	232,499	29.4%	76.27
	Seattle	25	1,532,624	11.2%	70,579	9.1%	46.05
	Austin	12	569,075	4.1%	25,803	3.1%	45.34
	Total	181	7,852,991	57.3%	$490,998	62.4%	$62.52

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships. The Company calculates annualized base rent as the annualized monthly contractual rents from existing tenants that includes the impact of straight-lining rent escalations and the amortization of free rent periods. Refer to pages 39-41 “Definitions Included in Supplemental” for additional information.
Kilroy Realty Q1 2025 Supplemental Report | 21

Where Innovation Works

Top 20 Tenants
($ in thousands)

#	Tenant Name (1)	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,851	849,826	5.7%	5.0%	2032 - 2033 / 2037	8.3
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.5%	2.2%	2031	6.7
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.2%	2.5%	2034	9.3
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	537,799	3.6%	3.1%	2027 / 2031	6.1
5	LinkedIn Corporation	San Francisco Bay Area	26,142	587,429	3.3%	3.4%	2026	1.4
6	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,988	3.1%	2.8%	2029 - 2030 / 2032	5.1
7	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.1%	1.7%	2028	3.6
8	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.4%	2032	6.8
9	Netflix, Inc.	Los Angeles	21,854	361,388	2.8%	2.1%	2032	7.3
10	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033	8.6
11	Box, Inc.	San Francisco Bay Area	16,853	287,680	2.1%	1.7%	2028	3.3
12	Neurocrine Biosciences, Inc. (4)	San Diego	16,365	299,064	2.1%	1.7%	2025 / 2029 / 2031	5.5
13	DIRECTV, LLC	Los Angeles	16,085	532,956	2.1%	3.1%	2026 - 2027	2.4
14	Tandem Diabetes Care, Inc.	San Diego	15,884	181,949	2.0%	1.1%	2035	10.1
15	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.0%	2030	5.4
16	Viacom International, Inc.	Los Angeles	13,718	220,330	1.7%	1.3%	2028	3.8
17	Indeed, Inc.	Austin CBD	13,430	330,394	1.7%	1.9%	2034	9.8
18	Sony Interactive Entertainment, LLC	San Francisco Bay Area	13,059	127,760	1.7%	0.7%	2030	5.0
19	Amazon.com	Seattle	12,921	284,307	1.6%	1.7%	2030	4.9
20	Riot Games, Inc.	Los Angeles	12,234	197,676	1.6%	1.2%	2026 / 2031	3.5
	Total Top 20 Tenants		$426,265	7,179,394	54.2%	42.0%		5.8

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based upon annualized base rent as of March 31, 2025 and includes 100% of annualized base rent of consolidated property partnerships. The Company calculates annualized base rent as the annualized monthly contractual rents from existing tenants that includes the impact of straight-lining rent escalations and the amortization of free rent periods. Refer to pages 39-41 “Definitions Included in
Supplemental” for additional information.
(3)We define significant lease expirations as those with space expiring greater than 25,000 rentable square feet.
(4)The 2025 lease expiration represents 26,043 rentable square feet expiring on June 30, 2025.
Kilroy Realty Q1 2025 Supplemental Report | 22

Where Innovation Works

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (3)

Other, 7%
Life Science and Health Care, 17%
Finance, Insurance, and Real Estate, 6%
Professional, Business, and Other Services, 9%
Media, 7%
Technology, 54%

Other, 8%
Life Science and Health Care, 16%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 9%
Technology, 51%

________________________
(1)Based on the North American Industry Classification System as of March 31, 2025.
(2)Includes 100% of annualized base rent of consolidated property partnerships.
(3)Based on square footage of all in-place leases as of March 31, 2025, except intercompany leases.
Kilroy Realty Q1 2025 Supplemental Report | 23

Where Innovation Works

2025 Operating Property Acquisitions
($ in millions)

	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
None			—	—	$—
Total			—	—	$—

________________________
(1)Excludes acquisition-related costs.
Kilroy Realty Q1 2025 Supplemental Report | 24

Where Innovation Works

2025 Operating Property Dispositions
($ in millions)

	Submarket	Month of Disposition	Number of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None			—	—	$—
Total			—	—	$—

________________________
(1)Represents gross sales price before the impact of commissions, closing costs, and purchase price credits.
Kilroy Realty Q1 2025 Supplemental Report | 25

Where Innovation Works

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership % (1)
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (1)	Local developer	Redwood City	347,842	93%

	Three Months Ended March 31,
	2025	2024
Cash Operating Revenues:
Base rent	$27,480	$24,928
Tenant reimbursements	3,513	3,101
Other revenues (2)	(1,083)	(748)
Settlement and restoration fee income	—	459
Other property income (3)	494	639
Total cash operating revenues	30,404	28,379
Cash Operating Expenses:
Property expenses	6,210	5,910
Real estate taxes	2,230	2,195
Total cash operating expenses	8,440	8,105
Cash Net Operating Income (4)(5)(6)	21,964	20,274
Deferred income and lease incentives, net	371	488
Amortization of tenant-funded improvements	462	934
Straight-line rents, net	(891)	372
Net Operating Income (4)(5)	21,906	22,068
Lease termination fees (5)	134	141
Other income (expense)	(4)	(4)
Leasing costs	(19)	(34)
Depreciation and amortization	(8,122)	(8,509)
Net Income	$13,895	$13,662

________________________
(1)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.
(2)Primarily composed of contractual parking income and revenues deemed uncollectible.
(3)Primarily composed of transient parking income.
(4)Refer to pages 35-37 for Management Statements on non-GAAP supplemental measures.
(5)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. The three months ended March 31, 2024 excludes $0.1 million and
$2.5 million of lease termination fees from Net Operating Income and Cash Net Operating Income, respectively.
(6)Commencing January 1, 2025, the Company began including additional amounts in Cash Net Operating Income primarily related to revenues deemed uncollectible. The three months ended March 31, 2024, includes
$0.1 million related to these amounts.
03
Development
–Stabilized Development & Redevelopment Projects
–In-Process Development & Redevelopment Projects
–Future Development Pipeline
2100 Kettner, San Diego, CA
Kilroy Realty Q1 2025 Supplemental Report | 27

Where Innovation Works

Stabilized Development & Redevelopment Projects
($ in millions)

	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment	Rentable Square Feet	% Leased	Total Project % Occupied

1st Quarter
None				$—	—	—%	—%
TOTAL:				$—	—	—%	—%

________________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.
Kilroy Realty Q1 2025 Supplemental Report | 28

Where Innovation Works

In-Process Development & Redevelopment Projects
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 3/31/2025 (3)(4)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	1Q 2026	875,000	$1,025	$828	—%	—%
4400 Bohannon Drive (5)	Other Peninsula	4Q 2022	3Q 2025	48,000	55	46	—%	—%

San Diego
4690 Executive Drive (5)	University Towne Center	1Q 2022	3Q 2025	52,000	25	23	—%	—%
Total				975,000	$1,105	$897	—%	—%

________________________
(1)Represents projects that have reached “cold shell condition” and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(3)Represents costs incurred as of March 31, 2025, excluding accrued liabilities recorded in accordance with GAAP.
(4)For redevelopment properties, includes the existing depreciated basis for the buildings to be redeveloped.
(5)Redevelopment property.
Kilroy Realty Q1 2025 Supplemental Report | 29

Where Innovation Works

Future Development Pipeline
($ in millions)

	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 3/31/2025 (2)

Los Angeles
1633 26th Street	West Los Angeles	190,000	$15
San Diego
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	116
2045 Pacific Highway	Little Italy / Point Loma	275,000	57
Kilroy East Village	East Village	1,100 units	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	242
Flower Mart	San Francisco CBD	2,300,000	633
Seattle
SIX0	Lake Union / Denny Regrade	925,000 and 650 units	193
Austin
Stadium Tower	Stadium District / Domain	493,000	76
Total			$1,400

________________________
(1)Represents developable office/life science square feet and/or residential units.  The developable square feet, residential units, and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of March 31, 2025, excluding accrued liabilities recorded in accordance with GAAP.
04
Debt &
Capitalization Data
–Capital Structure
–Debt Maturities
–Debt Covenants & Leverage Ratios
Aero, Long Beach, CA
Kilroy Realty Q1 2025 Supplemental Report | 31

Where Innovation Works

Capital Structure
As of March 31, 2025
($ in thousands)

	Shares/ Units	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (1)	Effective Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility (3)		$—	—%	5.61%	5.61%	7/31/2028
Term Loan Facility (4)		200,000	2.3%	5.62%	6.39%	10/3/2027
Private Placement Senior Notes Series A due 2026		50,000	0.6%	4.30%	4.39%	7/18/2026
Private Placement Senior Notes Series B due 2026		200,000	2.3%	4.35%	4.44%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	2.0%	3.35%	3.42%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.9%	3.45%	3.51%	2/17/2029
Private Placement Senior Notes due 2031		350,000	4.1%	4.27%	4.32%	1/31/2031
Senior Notes due 2025		400,000	4.7%	4.38%	4.51%	10/1/2025
Senior Notes due 2028 (5)		400,000	4.7%	4.75%	4.87%	12/15/2028
Senior Notes due 2029		400,000	4.7%	4.25%	4.38%	8/15/2029
Senior Notes due 2030		500,000	5.8%	3.05%	3.17%	2/15/2030
Senior Notes due 2032 (5)		425,000	5.0%	2.50%	2.63%	11/15/2032
Senior Notes due 2033 (5)		450,000	5.3%	2.65%	2.73%	11/15/2033
Senior Notes due 2036		400,000	4.7%	6.25%	6.41%	1/15/2036
		$4,025,000	47.1%	4.02%	4.32%
Secured Debt (6)
12100,12200, and 12312 W. Olympic Blvd., Los Angeles		$151,717	1.8%	3.57%	3.62%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		78,432	0.9%	4.48%	4.57%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.4%	5.90%	6.13%	8/10/2034
		$605,149	7.1%	5.13%	5.30%
Total Debt		$4,630,149	54.2%	4.16%	4.46%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,150,574	$37,693	0.4%
Shares of common stock outstanding	118,268,759	3,874,485	45.4%
Total Equity and Noncontrolling Interest in the Operating Partnership		$3,912,178	45.8%
Total Market Capitalization		$8,542,327	100.0%

________________________
(1)Our unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment of 0.10% and a margin of 1.100%
and 1.200%, respectively, based on our credit rating as of March 31, 2025. All other stated rates are fixed interest rates.
(2)Includes the unused facility fee, amortization of deferred financing costs for the unsecured term loan facility, unsecured senior notes, and secured debt, and the amortization of discounts for the unsecured senior notes.
(3)The maturity of the unsecured revolving credit facility does not assume the exercise of the Company's two six-month extension options.
(4)The maturity of the unsecured term loan assumes the exercise of the two twelve-month extensions, at the Company’s election.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $32.76 as of March 31, 2025.
(8)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
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Debt Maturities
As of March 31, 2025
($ in thousands)

Total Debt	$404,707	$401,317	$449,125	$400,000	$475,000	$500,000	$350,000	$425,000	$450,000	$375,000	—	$400,000
Weighted Average Stated Rate	4.37%	4.06%	4.55%	4.75%	4.12%	3.05%	4.27%	2.50%	2.65%	5.90%	—%	6.25%
% of Total	9%	9%	9%	9%	10%	11%	8%	9%	9%	8%	—%	9%
________________________
(1)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions, at the Company's election.
(2)As of March 31, 2025, there was no outstanding balance on our unsecured revolving credit facility maturing on July 31, 2028, before two six-month extensions, at the Company's election.
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Debt Covenants & Leverage Ratios (1)
($ in thousands)

KEY DEBT COVENANTS (2)	Covenant	Actual Performance as of March 31, 2025

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	33%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	3.04x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.74x

Unsecured Senior Notes due 2025, 2028, 2029, 2030, 2032, 2033, and 2036:
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	5.3x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	302%

NET DEBT TO COMPANY'S SHARE OF EBITDAre RATIOS	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Total principal amount of debt	$4,630,149	$4,631,688	$5,036,923	$5,158,432	$5,159,926
Cash and cash equivalents	(146,711)	(165,690)	(625,395)	(835,893)	(855,007)
Certificates of deposit	—	—	—	—	(78,256)
Net debt	$4,483,438	$4,465,998	$4,411,528	$4,322,539	$4,226,663

Trailing 12-months Company's share of EBITDAre (3) (4)	$677,632	$696,855	$686,336	$673,269	$672,267
Trailing 12-months Company's share of Adjusted EBITDAre (3) (4)	$651,936	$659,103	$642,678	$632,284	$637,945
Net debt to Company's share of EBITDAre Ratio	6.6x	6.4x	6.4x	6.4x	6.3x

Net debt to Company's share of Adjusted EBITDAre Ratio	6.9x	6.8x	6.9x	6.8x	6.6x

________________________
(1)Refer to pages 35-37 for Management Statements on non-GAAP supplemental measures.
(2)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.
(3)Calculated as the sum of the Company's share of EBITDAre and Adjusted EBITDAre for the trailing four quarters.
(4)Refer to page 43 for reconciliations of GAAP Net Income Available to Common Stockholders to EBITDAre for the three months ended December 31, 2023, September 30, 2023, and June 30, 2023.
05
Non-GAAP
Supplemental
Measures
West8, Seattle, WA
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Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures
This section includes management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on May 5, 2025 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.
Net Operating Income:
Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company’s NOI metrics are defined as follows:
•Net Operating Income - Consolidated operating revenues composed of rental income and other property income, excluding lease termination fees, less consolidated property and related expenses (property expenses, real estate taxes and ground leases).
•Cash Net Operating Income - NOI adjusted for certain non-cash amounts (e.g. straight-line rents, net, amortization of deferred revenue related to tenant-
funded tenant improvements, and the amortization of net below market rents), as well as the provision for bad debts related to these certain non-cash adjustments.
•Same Property Cash Net Operating Income - Cash NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods.
Commencing January 1, 2025, the Company began excluding lease termination fees from the calculation of rental revenue for the Company’s NOI metrics as it is non-recurring in nature and its exclusion will provide a measure that the Company believes is more indicative of its operating performance. Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, Cash NOI, and Same Property Cash NOI, and accordingly, the Company’s NOI metrics may not be comparable to other REITs.
The Company uses these NOI metrics to evaluate its operating performance on a portfolio basis since the NOI metrics allow the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that its NOI metrics provide useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI, Cash NOI, and Same Property Cash NOI are generally recognized as standard measures of performance in the real estate industry.
Because the Company’s NOI metrics exclude lease termination fees, leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other income and expenses, and gains and losses, they provide performance measures that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Additionally, because Same Property Cash NOI excludes the change in Cash NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties.
The Company’s NOI metrics should not be viewed as alternative measures of the Company’s financial performance since they does not reflect general and administrative expenses, leasing costs, lease termination fees, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations. In addition, Same Property Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio.
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Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
EBITDAre, Company's Share of EBITDAre, and Company's Share of Adjusted EBITDAre:
The Company calculates Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in accordance with the 2017 White Paper on
EBITDAre approved by the Board of Governors of Nareit. Management believes that consolidated earnings before interest expense, tax expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses
(EBITDAre) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDAre, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors.  Management also believes it is appropriate to present EBITDAre as it is used in several of the Company’s financial covenants for both its secured and unsecured debt.  However, EBITDAre should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other
REITs may use different methodologies for calculating EBITDAre and, accordingly, the Company’s EBITDAre calculation may not be comparable to other REITs. The
Company’s Share of EBITDAre is EBITDAre less amounts attributable to noncontrolling interests in consolidated property partnerships. The Company’s Share of
Adjusted EBITDAre is the Company’s share of EBITDAre less interest income.
Net Debt to Company's Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio:
Management believes that the ratios of our principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of
EBITDAre as well as the Company's share of Adjusted EBITDAre are useful supplemental measures of the level of borrowed capital being used to increase the potential return of our real estate investments and proxies for a measure we believe is used by many lenders and rating agencies to evaluate our ability to repay and service our debt obligations.  We believe the ratios are beneficial disclosure to investors as supplemental means of evaluating our ability to meet obligations senior to those of our equity holders.  Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio may not be comparable to other REITs.
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Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:
The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White
Paper on FFO approved by the Board of Governors of Nareit.  The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance.  The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods.  Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
Funds Available for Distribution:
Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, straight-line rents, net, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations, lease related adjustments, gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships.  FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs.  Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the
Company’s FAD may not be comparable to other REITs.
06
Definitions &
Reconciliations
201 Third, San Francisco, CA
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Where Innovation Works

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual rents from existing tenants that includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net.  Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Effective Rate:
Represents the stated rate, including the unused facility fee and the effects of the amortization of any discounts/premiums and debt issuance costs.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties, and the date of substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Space not yet leased at recently completed development and redevelopment properties that have been added to the stabilized portfolio. Capital expenditures for first generation space do not include expenditures for in-process development and redevelopment projects and these costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDAre:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
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Where Innovation Works

Definitions Included in Supplemental, continued
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Major Repositioning:
Space for which we are incurring significant non-recurring capital expenditures to reposition and is expected to result in additional revenue generated when re-leased. Capital improvements for this space are not subtracted in our calculation of FAD. Tenant improvement and leasing commissions for this space are are included in 2nd Gen Capital Expenditures.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Leases Types:
Represents leases where the tenant is obligated to pay a share of certain operating expenses.
Net Operating Income Margin:
Calculated as net operating income divided by total revenues.
Redevelopment Properties:
Properties for which we expect to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.
Retention Rates (Leases Executed):
Calculated as the percentage of square footage renewed by existing tenants at lease expiration or termination divided by the square footage of space renewed by existing tenants and lease expirations during the period.
Retention Rates (Leases Executed Including Subtenants):
Retention rate, inclusive of leases with subtenants where the Company does not expect to experience significant downtime in occupancy between leases.
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Definitions Included in Supplemental, continued
Same Property Portfolio:
Our Same Property Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2024 and still owned and included in the stabilized portfolio as of March 31, 2025. It includes our residential portfolio, which consists of our 200-unit residential tower and 193-unit Jardine project in Hollywood, California and 608 residential units at our One
Paseo mixed-use project in Del Mar, California. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, and properties held-for-sale. Also excludes recently stabilized development and redevelopment projects. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Same Property Portfolio Rollforward
	Number of Buildings	Square Feet

Same Property Portfolio as of December 31, 2024	119	16,209,399
Stabilized Development and Redevelopment Properties Added	2	829,591
Remeasurements	—	(6,904)
Same Property Portfolio as of March 31, 2025	121	17,032,086
Stabilized Acquisition Properties	2	103,731
Stabilized Portfolio as of March 31, 2025	123	17,135,817

Second Generation ("2nd Gen"):
Space at properties in the stabilized portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied. Excludes leases with a lease term of less than one year. Tenant improvement and leasing commission capital expenditures for projects classified as Major
Repositioning are captured in 2nd Gen Capital Expenditures.
Stated Rate:
The rate at which interest expense is recorded per the respective loan documents.
Straight-Line Rents, Net:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building modifications before being placed in service.
Total Debt
Represents the gross aggregate principal amount due as of March 31, 2025. Excludes unamortized deferred financing costs for the unsecured revolving credit and term loan facilities, unsecured senior notes, and secured debt, and unamortized discounts for the unsecured senior notes.
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Reconciliation of Net Income Available to Common Stockholders to
Same Property Cash Net Operating Income
(unaudited, $ in thousands)

Three Months Ended (1)
	3/31/2025	3/31/2024
Net Income Available to Common Stockholders	$39,008	$49,920
Net income attributable to noncontrolling common units of the Operating Partnership	375	502
Net income attributable to noncontrolling interests in consolidated property partnerships	4,298	5,278
Net Income	43,681	55,700
Adjustments:
Depreciation and amortization	87,119	88,031
Interest expense	31,148	38,871
Interest income	(1,134)	(13,190)
Other income (expense)	157	287
Leasing costs	2,873	2,279
General and administrative expenses	16,901	17,292
Lease termination fees (2)	(506)	(1,685)
Net Operating Income, as defined (3)	180,239	187,585
Other (4)	78	122
Deferred settlement and restoration income	(337)	(265)
Amortization of net below market rents	(846)	(904)
Straight-line rents, net	4,613	3,536
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,688)	(6,502)
Deferred income and lease incentives, net (5)	(834)	(2,296)
Cash Net Operating Income (3)	179,225	181,276
Non-Same Property Net Cash Operating Income (6)	(359)	516
Same Property Cash Net Operating Income	$178,866	$181,792

________________________
(1)For the three months ended March 31, 2025 and 2024, the Same Property Portfolio was comprised of 121 properties.
(2)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income. Lease termination fees are presented on a GAAP basis and Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income as presented has been conformed to our new definition.
(3)Please refer to page 35-37 for Management Statements on non-GAAP supplemental measures.
(4)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(5)Includes non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences.
(6)Includes our in-process and future development projects, including projects in the tenant improvement phase.
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Reconciliation of Historical Net Income Available to Common
Stockholders to Company’s Share of Adjusted EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
		12/31/2023	9/30/2023	6/30/2023
Net Income Available to Common Stockholders		$47,284	$52,762	$55,587
Interest expense		32,325	29,837	26,383
Depreciation and amortization		86,016	85,224	90,362
EBITDA		165,625	167,823	172,332
Net income attributable to noncontrolling common units of the Operating Partnership		471	515	537
Net income attributable to noncontrolling interests in consolidated property partnerships		5,291	5,460	5,151
EBITDAre		171,387	173,798	178,020
EBITDAre attributable to noncontrolling interests in consolidated property partnerships		(8,328)	(8,390)	(8,162)
Company's share of EBITDAre		163,059	165,408	169,858
Interest income		(10,696)	(7,015)	(3,421)
Company's share of Adjusted EBITDAre		$152,363	$158,393	$166,437

________________________
(1)Refer to pages 35-37 for Management Statements on non-GAAP supplemental measures.
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Where Innovation Works

Reconciliation of GAAP Net Cash Provided by Operating Activities to
Funds Available for Distribution
(unaudited, $ in thousands)

Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
GAAP Net Cash Provided by Operating Activities	$136,921	$108,237	$176,350	$88,693	$167,869
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(17,378)	(33,089)	(25,662)	(22,069)	(11,763)
Depreciation of non-real estate furniture, fixtures and equipment	(1,384)	(1,585)	(1,636)	(1,562)	(1,571)
Net changes in operating assets and liabilities (1)	(2,308)	42,445	(46,785)	55,471	(21,554)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,490)	(6,905)	(5,262)	(5,634)	(7,553)
Cash adjustments related to investing and financing activities	(265)	(16)	(185)	(65)	(100)
Funds Available for Distribution (2)	$109,096	$109,087	$96,820	$114,834	$125,328

________________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, rents received in advance, and tenant security deposits.
(2)Refer to pages 35-37 for Management Statements on non-GAAP supplemental measures.
This Supplemental Financial Report contains "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty
Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy
Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-
looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.
Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations;
increases in interest rates and our ability to manage interest rate exposure;
changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-
offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes;
risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition, and disputes between us and our co-venturers; environmental
uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT.
These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty
Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2024, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this
Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
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